UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 14, 2008

Lattice Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 N. E. Moore Court

Hillsboro, Oregon 97124-6421

(Address of principal executive offices, including zip code)

(503) 268-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) The Company announced that its board of directors has appointed Bruno Guilmart, 47, to serve as President and Chief Executive Officer, effective July 7, 2008.

Prior to joining Lattice, Mr. Guilmart served as the Chief Executive Officer of the Unisem (M) Berhad group from August 2007 to June 2008. Mr. Guilmart served as President, Chief Executive Officer and a director of Advanced Interconnect Technologies, Inc. from September 2003 to August 2007. Before joining Advanced Interconnect Technologies, Inc., Mr. Guilmart was Senior Vice President of World-wide Sales for Chartered Semiconductor Manufacturing Limited. Mr. Guilmart has also held senior management and business development positions at Cadence Design Systems, Temic Semiconductor and Hewlett-Packard.

On May 14, 2008, in connection with the hiring of Bruno Guilmart as the President and Chief Executive Officer of Lattice Semiconductor Corporation (the “Company”), the Company entered into an employment agreement (the “Agreement”) with Mr. Guilmart, which sets forth terms and provisions governing Mr. Guilmart’s employment as President and Chief Executive Officer. The Agreement’s effective date is June 13, 2008 (the “Effective Date”). Mr. Guilmart will commence his employment with the Company on a date mutually agreeable to the Company and Mr. Guilmart, but in no event later than July 7, 2008 (the “Start Date”). The terms of Mr. Guilmart’s Agreement are as follows:

Salary. As of the Start Date, Mr. Guilmart will receive a base salary at an annual rate of not less than $615,000.

Annual Incentive. Mr. Guilmart will be a participant in an Executive Variable Compensation Plan established by the Company. Mr. Guilmart will be eligible for an annual incentive bonus of 100% of his base salary (or such higher figure as the Compensation Committee of the Board of Directors (the “Committee”) may select) (the “Target Bonus”) upon the achievement of specific milestones to be established by Mr. Guilmart and the Committee. Upon superior achievement of the performance milestones, Mr. Guilmart may earn a maximum annual incentive bonus of up to 150% of his Target Bonus.

For fiscal year 2008, Mr. Guilmart will be eligible to receive a pro-rated annual incentive bonus with 50% of such bonus to be earned based upon the achievement of Mr. Guilmart’s performance objectives (as mutually agreed upon between Mr. Guilmart and the Committee), and 50% of the bonus to be earned based upon the achievement of Company performance goals determined by the Committee.

Sign-on Bonus. Within 30 days of the Start Date, Mr. Guilmart will receive a sign-on bonus of $290,000. Mr. Guilmart will be required to refund the sign-on bonus to the Company if he voluntarily terminates his employment prior to the completion of fiscal year 2008 (other than in the case of a resignation for “Good Reason” (as defined the Agreement) within 24 months following a “Change in Control” (as defined in the Agreement)).

Relocation Reimbursement. The Company will reimburse Mr. Guilmart for the reasonable moving expenses incurred by Mr. Guilmart and his family in connection with their relocation. The total of all reimbursements will not exceed $150,000.

Stock Options. As of the Start Date, Mr. Guilmart will be granted a nonstatutory stock option to purchase 2,000,000 shares of Company common stock under the Company’s 2001 Stock Plan or the 1996 Stock Plan at an exercise price equal to the closing price of a share of Company common stock on the date of grant. The shares subject to such option will be scheduled to vest at a rate of 25% of the shares subject to the option vesting on the first anniversary of the Start Date, with an additional 6.25% of the shares subject to the option vesting thereafter in equal quarterly installments.

Mr. Guilmart will be eligible for additional equity grants in accordance with Company guidelines, at times and in amounts to be determined by the Committee.

Employee Benefits. Mr. Guilmart is eligible to participate in any employee benefit plans or arrangements on no less favorable terms than for other Company executives. Commencing on January 1, 2010, and continuing throughout the term of Mr. Guilmart’s employment, the Company will maintain Mr. Guilmart’s ASFE-Mobility Benefit Plan in effect as of the Start Date (the “ASFE-Mobility Benefit Plan”).

Severance. In the event of an “Involuntary Termination” (as defined in the Agreement) of Mr. Guilmart’s employment, the Company will pay Mr. Guilmart an amount equal to (i) 1.0 times Mr. Guilmart’s then base salary, plus 1.0 times Mr. Guilmart’s then Target Bonus amount, plus (ii) the aggregate cost of the premiums to maintain the ASFE-Mobility Plan for the year in which the termination occurs. Additionally, Mr. Guilmart will become immediately vested in all of his outstanding equity awards as if he continued service with the Company for an additional 12 months.

If there is an Involuntary Termination of Mr. Guilmart’s employment, and such termination occurs immediately prior to a Change in Control or within 24 months following the Change in Control, then Mr. Guilmart will immediately fully vest in all of his outstanding equity awards. Additionally, the Company will pay Mr. Guilmart an amount equal to (i) 2.0 times Mr. Guilmart’s then base salary, plus 2.0 times Mr. Guilmart’s then Target Bonus amount, plus (ii) the aggregate cost of the premiums to maintain the ASFE-Mobility Plan for the year in which the termination occurs.

The severance benefits will be subject to Mr. Guilmart entering into (and not subsequently revoking) a separation agreement and release of claims, and agreeing to certain non-compete, non-solicitation and non-disparagement provisions that would be in effect for 12 months following his termination date.

Excise Tax. In the event that the severance payments and other benefits payable to Mr. Guilmart constitute “parachute payments” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then Mr. Guilmart’s severance and other benefits shall be either (i) delivered in full, or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by Mr. Guilmart on an after-tax basis of the greatest amount of benefits.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished (not filed) herewith:

99.1	Press release, dated June 16, 2008, entitled “Lattice Semiconductor Appoints New President and Chief Executive Officer”

99.2	Employment Agreement, dated as of May 14, 2008, between Bruno Guilmart and Lattice Semiconductor Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

Date: June 16, 2008	By:	/s/ Byron W. Milstead
Byron W. Milstead Corporate Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated June 16, 2008, entitled “Lattice Semiconductor Appoints New President and Chief Executive Officer”

99.2	Employment Agreement, dated as of May 14, 2008, between Bruno Guilmart and Lattice Semiconductor Corporation